EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mikron Infrared, Inc.
Oakland, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 25, 2003, relating to the consolidated financial statements of Mikron Infrared, Inc., Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended October 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman

BDO Seidman, LLP
Woodbridge, New Jersey




September 30, 2004